Exhibit 99.2

TRANSACTIONS

The following table sets forth all transactions with respect to Common Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Common Shares, inclusive of any transactions effected prior to the filing hereof, on September 28, 2023. All such transactions were purchases or sales of Common Shares effected in the open market, and the table includes commissions paid in per Common Share prices.

	Trade Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Price ($)[2]
1.	08/07/2023	Sphinx Investment Corp.	Buy	3,800	$1.78
2.	08/08/2023	Sphinx Investment Corp.	Buy	11,072	$1.80
3.	08/09/2023	Sphinx Investment Corp.	Buy	9,019	$1.83
4.	08/10/2023	Sphinx Investment Corp.	Buy	6,600	$1.78
5.	08/11/2023	Sphinx Investment Corp.	Buy	5,114	$1.75
6.	08/14/2023	Sphinx Investment Corp.	Buy	6,600	$1.76
7.	08/15/2023	Sphinx Investment Corp.	Buy	4,600	$1.75
8.	08/16/2023	Sphinx Investment Corp.	Buy	5,223	$1.75
9.	08/17/2023	Sphinx Investment Corp.	Buy	3,757	$1.72
10.	08/18/2023	Sphinx Investment Corp.	Buy	3,937	$1.70
11.	08/21/2023	Sphinx Investment Corp.	Buy	4,375	$1.68
12.	08/22/2023	Sphinx Investment Corp.	Buy	8,303	$1.64
13.	08/23/2023	Sphinx Investment Corp.	Buy	2,517	$1.59
14.	08/24/2023	Sphinx Investment Corp.	Buy	3,685	$1.59
15.	08/25/2023	Sphinx Investment Corp.	Buy	2,123	$1.56
16.	08/28/2023	Sphinx Investment Corp.	Buy	8,169	$1.61
17.	08/29/2023	Sphinx Investment Corp.	Buy	8,507	$1.63
18.	08/30/2023	Sphinx Investment Corp.	Buy	5,279	$1.65
19.	08/31/2023	Sphinx Investment Corp.	Buy	6,873	$1.70
20.	09/01/2023	Sphinx Investment Corp.	Buy	4,942	$1.72
21.	09/05/2023	Sphinx Investment Corp.	Buy	11,312	$1.70
22.	09/06/2023	Sphinx Investment Corp.	Buy	6,125	$1.71
23.	09/07/2023	Sphinx Investment Corp.	Buy	4,224	$1.69
24.	09/08/2023	Sphinx Investment Corp.	Buy	8,927	$1.64
25.	09/11/2023	Sphinx Investment Corp.	Buy	10,427	$1.66
26.	09/12/2023	Sphinx Investment Corp.	Buy	3,749	$1.68
27.	09/13/2023	Sphinx Investment Corp.	Buy	781	$1.65
28.	09/14/2023	Sphinx Investment Corp.	Buy	7,010	$1.65
29.	09/15/2023	Sphinx Investment Corp.	Buy	7,346	$1.63
30.	09/18/2023	Sphinx Investment Corp.	Buy	19,850	$1.70
31.	09/19/2023	Sphinx Investment Corp.	Buy	13,016	$1.72
32.	09/20/2023	Sphinx Investment Corp.	Buy	7,036	$1.70
33.	09/21/2023	Sphinx Investment Corp.	Buy	8,120	$1.67
34.	09/22/2023	Sphinx Investment Corp.	Buy	22,069	$1.74
35.	09/22/2023	Sphinx Investment Corp.	Buy	16,848	$1.76
36.	09/25/2023	Sphinx Investment Corp.	Buy	30,000	$1.80
37.	09/25/2023	Sphinx Investment Corp.	Buy	9,578	$1.89
38.	09/26/2023	Sphinx Investment Corp.	Buy	9,253	$1.96
39.	09/27/2023	Sphinx Investment Corp.	Buy	14,184	$1.93

2 Prices are rounded to the nearest cent.